UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 13, 2007

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

                                    1-10799                                                    73-1351610
                             (Commission File Number)                                                    (IRS Employer Identification No.)

                      1221 E. Houston, Broken Arrow, Oklahoma                                                                           74012
                (Address of Principal Executive Offices)                                                                                      (Zip Code)

(918) 251-9121
(Registrant’s Telephone Number, Including Area Code)

1605 E. Iola, Broken Arrow, Oklahoma
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

February 13, 2007 - ADDvantage Technologies Group, Inc. (AMEX: AEY), today announced its results for fiscal first quarter 2007. For the three month period ended December 31, 2006 revenue was $14.75 million compared to $14.75 million in the first quarter of fiscal 2006. Net income attributable to common stockholders in first quarter of 2007 was $1.4 million, or $0.14 per diluted share, compared with $1.5 million, or $0.15 per diluted share, in the year-earlier period.

As previously announced, the Company’s earnings conference call is scheduled for 5:00 pm EST, February 13, 2007. A live audio of the call will be accessible to the public. The dial-in number for the conference call is (877) 407-0782 or (201) 689-8567 for international participants. Please call at least five minutes before the scheduled start time. A copy of this press release is furnished as exhibit 99.1 to this Current Report and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(c)    Exhibits.

      The following exhibit is furnished herewith:

99.1	Press Release dated February 13, 2007, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                               ADDVANTAGE TECHNOLOGIES GROUP, INC.

 Date: February 13, 2007                                              By: /s/ Kenneth A. Chymiak
                                                                               Kenneth A. Chymiak
                         President and Chief Executive Officer

Exhibit Index

Exhibit Number      Description

99.1          99.1         Press Release dated February 13, 2007, issued by the Company